EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the inclusion in this Registration Statement of FRONTIER STAFFING, INC. on Form SB-2, of our report dated May 12, 2004 on the consolidated financial statements of FRONTIER STAFFING, INC. as of December 31, 2003 and for the two years then ended.



/s/ GORDON, HUGHES & BANKS, LLP
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GORDON, HUGHES & BANKS, LLP
Greenwood Village, Colorado
January 26, 2005